As filed with the Securities and Exchange Commission on June 12, 2001
                              Registration No. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               ELECSYS CORPORATION
             (Exact name of registrant as specified in its charter)
    Kansas                                                     48-1099142
(State or other jurisdiction                                 (I.R.S. Employer
 of incorporation or organization)                          Identification No.)

                             11300 West 89th Street
                           Overland Park, Kansas 66214
                                 (913) 495-2600
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                  RESTATED AIRPORT SYSTEMS INTERNATIONAL, INC.
                            1991 STOCK OPTION PLAN(1)


Keith S. Cowan                             With Copies to:
President and Chief Executive Officer      Steven F. Carman
Elecsys Corporation                        Blackwell Sanders Peper Martin LLP
11300 West 89th Street                     2300 Main Street, Suite 1000
Overland Park, Kansas 66214                Kansas City, Missouri 64108
(913) 495-2601                             (816) 983-8153
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------ ------------------ ------------------- ------------------ ------------------
                                                                     Proposed maximum   Proposed maximum
    Title of each class of securities to be        Amount to be       Offering price        aggregate          Amount of
                  registered                        registered          per share        offering price    registration fee
------------------------------------------------ ------------------ ------------------- ------------------ ------------------
Common Stock, par value $.01 per share(2)         475,000 shares         $1.25(3)           $593,750            $148.44
------------------------------------------------ ------------------ ------------------- ------------------ ------------------


(1) The Company changed its name from "Airport Systems International, Inc." to "Elecsys Corporation" on November 1, 2000.

(2) Issuable under the Restated Airport Systems International, Inc. 1991 Stock Option Plan.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The maximum offering price per share is based on the average of the high and low prices of the Registrant's Common Stock as listed on the American Stock Exchange on June 6, 2001.

 ------------------


                                EXPLANATORY NOTE


                  As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this Registration Statement omits the information specified in Part I of Form S-8.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The issuer, referred to herein as the Company, changed its name on November 1, 2000 from Airport Systems International, Inc. to Elecsys Corporation. The following documents filed with the Commission by the Company are incorporated in this Registration Statement on Form S-8 (the "Registration Statement") by reference:

     1. The Company's Annual Report on Form 10-KSB for the fiscal year ended April 30, 2000, filed with the Commission on July 31, 2000.

     2. The Company's Current Report on Form 8-K/A, filed with the Commission on October 30, 2000.

     3. The Company's Current Report on Form 8-K, filed with the Commission on November 1, 2000.

     4. The Company's Current Report on Form 8-K, filed with the Commission on November 22, 2000.

     5. The Company's Current Report on Form 8-K, filed with the Commission on February 22, 2001.

     6. The Company's Current Report on Form 8-K, filed with the Commission on February 23, 2001.

     7. The Company's Current Report on Form 8-K, filed with the Commission on March 13, 2001.

     8. The Company's Current Report on Form 8-K, filed with the Commission on April 26, 2001.

     9. The Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 2000, filed with the Commission on September 14, 2000.

     10. The Company's Quarterly Report on Form 10-Q for the quarter ended October 31, 2000, filed with the Commission on December 15, 2000.

     11. The Company's Quarterly Report on Form 10-Q for the quarter ended January 31, 2001, filed with the Commission on March 19, 2001.

     12. The description of the Company's Common Stock, par value $.01 per share, contained in the Company's Registration Statement on Form SB-2, filed with the Commission on November 28, 1993, and including any further amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 17-6305 of the Kansas General Corporation Code ("KGCC") authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

         As permitted by the KGCC, the Company's Articles of Incorporation include a provision that eliminates the personal liability of each of the Company's directors for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or the Company's stockholders; (ii) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law; (iii) under Section 17-6424 of the KGCC regarding unlawful dividends and stock purchases; or (iv) for any transaction from which the director derived any improper personal benefit.

         As permitted by the KGCC, the Company's Bylaws provide that (i) the Company shall indemnify a former or current director or officer against liability incurred in any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) if the director or officer conducted himself in good faith and reasonably believed (a) that his conduct (in his official capacity with the Company) was in the best interests of the Company, (b) that his conduct (in all other cases) was at least not opposed to the Company's best interest, or (c) (in a criminal proceeding) that he had no reasonable cause to believe his conduct was unlawful; (ii) the Company shall indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any legal proceeding against reasonable expenses incurred; (iii) the Company may advance expenses, as incurred, to the Company's directors or officers in connection with a legal proceeding, subject to (a) the Company's receipt of a written affirmation of the director's or officer's good faith belief that he has met the Company's standard of conduct,
(b) the Company's receipt of a written undertaking of the director or officer to repay the advance if it is ultimately determined that he did not meet the Company's standard of conduct, and (c) a determination that the facts then known to those making the determination would not preclude indemnification; (iv) a director or officer may apply for indemnification to the court conducting the legal proceeding and the court may order indemnification if it determines the director or officer is entitled to mandatory indemnification or the director or officer is, subject to certain limitations, fairly and reasonably entitled to indemnification in view of all the relevant circumstances; and (v) the Company may maintain insurance, at the Company's expense, to protect the Company and any director, officer, employee, or agent of the Company or while a director, officer, employee or agent of the Company is or was serving as a director, officer, partner, trustee, employee or agent at the request of the Company of another entity against liability asserted against or incurred by him in that capacity, whether or not the Company would have the power to indemnify such person against the same liability. The Company's Bylaws provide that the Company may not indemnify a director or officer in connection with a legal proceeding by or in the right of the Company whereby the director was adjudged liable to the Company or in connection with any other proceeding charging improper personal benefit to the director or officer whereby he was adjudged liable on the basis the personal benefit was improperly received by him.

         The Company carries insurance that insures the Company's officers and directors against liability they may incur for actions they take in their capacity as officers and directors, including liability related to alleged violations of federal or state securities laws.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits.

4.1 Articles of Incorporation of Elecsys Corporation, as amended (incorporated by reference to Exhibit 3.1 of the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2000, filed with the Commission on July 31, 2000).

4.2 Amendment to the Articles of Incorporation of Elecsys Corporation, dated November 1, 2000.

4.3      Restated Bylaws of Elecsys Corporation (incorporated by reference to
         Exhibit 3.2 of the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2000, filed with the Commission on July 31, 2000).

4.4 A specimen stock certificate representing shares of common stock, par value $.01 per share (incorporated by reference to Exhibit 4 of the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2000, filed with the Commission on July 31, 2000).

5        Opinion of Blackwell Sanders Peper Martin LLP, counsel to the Company.

23.1     Consent of Blackwell Sanders Peper Martin LLP (included in Exhibit 5).

23.2     Consent of Ernst & Young LLP.

24       Powers of Attorney (included in signature page to the Registration
         Statement).

99.1     Restated Airport Systems International, Inc. 1991 Stock Option Plan.

Item 9.  Undertakings.

Rule 415 Offering.
-----------------

         The undersigned Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Incorporation of Subsequent Exchange Act Documents by Reference.
---------------------------------------------------------------

     The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Form S-8 Registration Statement.
-------------------------------

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on June 12, 2001.

                                ELECSYS CORPORATION

                                By: /s/ Keith S. Cowan
                                   ------------------------------------
                                    Keith S. Cowan
                                    Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby severally constitute and appoint Keith S. Cowan and Thomas C. Cargin, and each of them singly, with full power of substitution and resubstitution, as his or her true and lawful attorneys with full power to them, and each of them singly, to sign for the undersigned and in the names of the undersigned in the capacities indicated below, any and all amendments to this Registration Statement on Form S-8, and generally to do all such things in the names of the undersigned and in their capacities as indicated below to enable Elecsys Corporation to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming the signatures of the undersigned as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

               Signature                                    Title                                   Date
               ---------                                    -----                                   ----

/s/ Walter Stowell                            Chairman of the Board of Directors                June 12, 2001
------------------------------------
            Walter Stowell

/s/ Thomas C. Cargin                                       Director                             June 12, 2001
-----------------------------------
           Thomas C. Cargin

/s/ David D. Gatchell                                      Director                             June 12, 2001
-----------------------------------
           David D. Gatchell

/s/ Michael Meyer                                          Director                             June 12, 2001
-----------------------------------
             Michael Meyer

/s/ David Schulte                                          Director                             June 12, 2001
-----------------------------------
             David Schulte

/s/ Robert Taylor                                          Director                             June 12, 2001
-----------------------------------
             Robert Taylor

/s/ Keith S. Cowan                                         Director                             June 12, 2001
-----------------------------------
            Keith S. Cowan



                                Index of Exhibits


Exhibit
Number   Document
------   --------

4.1 Articles of Incorporation of Elecsys Corporation, as amended (incorporated by reference to Exhibit 3.1 of the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2000, filed with the Commission on July 31,
     2000).

4.2 Amendment to the Articles of Incorporation of Elecsys Corporation, dated November 1, 2000.

4.3  Restated  Bylaws of  Elecsys  Corporation  (incorporated  by  reference  to
     Exhibit 3.2 of the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2000, filed with the Commission on July 31, 2000).

4.4 A specimen stock certificate representing shares of common stock, par value $.01 per share (incorporated by reference to Exhibit 4 of the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2000, filed with the Commission on July 31, 2000).

5    Opinion of Blackwell Sanders Peper Martin LLP, counsel to the Company.

23.1 Consent of Blackwell Sanders Peper Martin LLP (included in Exhibit 5).

23.2 Consent of Ernst & Young LLP.

24 Powers of Attorney (included in the signature page to the Registration Statement).

99.1 Restated Airport Systems International, Inc. 1991 Stock Option Plan.

                            Certificate of Amendment


Name of corporation:  AIRPORT SYSTEMS INTERNATIONAL, INC.

         We, Keith S. Cowan, President and Thomas C. Cargin, Secretary of the above named corporation, a corporation organized and existing under the laws of the State of Kansas, do hereby certify that at a meeting of the Board of Directors of the corporation, the board adopted a resolution setting forth the following amendment to the Articles of Incorporation and declaring its advisability:

         Article One of the Articles of Incorporation is amended in its entirety to read as follows:

         The name of the corporation is ELECSYS CORPORATION.

         We further certify that thereafter, pursuant to the resolution and in accordance with the bylaws of the corporation and the laws of the State of Kansas, the Board of Directors called a meeting of stockholders for consideration of the proposed amendment, and thereafter, pursuant to notice and in accordance with the statutes of the State of Kansas, the stockholders convened and considered the proposed amendment.

         We further certify that at the meeting a majority of the stockholders entitled to vote voted in favor of the proposed amendment.

         We further certify that the amendment was duly adopted in accordance with the provisions of K.S.A. 17-6602, as amended.

         In Testimony Whereof, we have hereunto set our hands this 1st day of November, 2000.


                                                     /s/   Keith S. Cowan
                                                    ----------------------------
                                                    Keith S. Cowan, President

                                                     /s/ Thomas C. Cargin
                                                    ----------------------------
                                                    Thomas C. Cargin, Secretary
STATE OF KANSAS                     )
                                    )  ss.
COUNTY OF JOHNSON                   )

         Be it remembered that before me, a Notary Public in and for the aforesaid county and state personally appeared Keith S. Cowan, President and Thomas C. Cargin, Secretary of the corporation named in this document, who are known to me to be the same persons who executed the foregoing certificate and duly acknowledged its execution of the same this 19th day of October, 2000.

                                       /s/ Jeanne M. Hayes
                                       -----------------------------------------
                                       Notary Public


My appointment or commission expires: May 29, 2003.